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                          AGREEMENT AND PLAN OF MERGER


                            DATED AS OF JULY 20, 2007


                                  BY AND AMONG


                      W. EDWARD SCHEETZ, DAVID T. HAMAMOTO,


                       NORTHSTAR CAPITAL INVESTMENT CORP.


                                       AND


                           NORTHSTAR PARTNERSHIP, L.P.


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                                TABLE OF CONTENTS


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                                                                            ----

                                    ARTICLE I

                                   THE MERGERS

Section 1.1   The Mergers......................................................2
Section 1.2   Closing..........................................................3
Section 1.3   Effective Times..................................................3

                                   ARTICLE II

                   EFFECTS OF THE MERGERS; EXCHANGE OF SHARES

Section 2.1   Merger Consideration.............................................3
Section 2.2   Partnership Merger Consideration.................................5
Section 2.3   Organizational Documents.........................................5
Section 2.4   Directors and Officers of the Surviving Company..................6
Section 2.5   Payment for Securities...........................................6
Section 2.6   No Further Ownership Rights......................................9
Section 2.7   Dissenting NCIC Common Shares....................................9
Section 2.8   Further Assurances..............................................10

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF NCIC AND NSP

Section 3.1   Organization and Good Standing..................................11
Section 3.2   Capitalization..................................................11
Section 3.3   Authority; No Violations........................................12
Section 3.4   Governmental Approvals and Notices..............................12
Section 3.5   Assets..........................................................13
Section 3.6   Inapplicability of Takeover Statutes and Certain Charter and
              Bylaw Provisions................................................13
Section 3.7   No Other Representations or Warranties..........................14

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

Section 4.1   Organization and Good Standing..................................14
Section 4.2   Authority; No Violations........................................15
Section 4.3   Governmental Approvals and Notices..............................16
Section 4.4   Net Asset Values................................................16

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Section 4.5   Availability of Funds...........................................16
Section 4.6   Litigation......................................................16
Section 4.7   Certain Relationships...........................................16
Section 4.8   Solvency........................................................17
Section 4.9   No Other Representations or Warranties..........................17

                                    ARTICLE V

          COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS

Section 5.1   Conduct of Business by NCIC.....................................17

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

Section 6.1   Proxy Statement; Stockholder Meeting............................19
Section 6.2   Reasonable Best Efforts.........................................20
Section 6.3   No Solicitation of Transactions.................................20
Section 6.4   Board Actions...................................................22
Section 6.5   Public Announcements............................................22
Section 6.6   Indemnification; Directors' and Officers' Insurance.............23
Section 6.7   Fairness Opinion................................................24

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

Section 7.1   Conditions to Each Party's Obligation to Effect the Mergers.....24
Section 7.2   Conditions to Obligations of Purchaser Parties..................25
Section 7.3   Conditions to Obligations of NCIC and NSP.......................26

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

Section 8.1   Termination.....................................................26
Section 8.2   Break-Up Fee....................................................27
Section 8.3   Effect of Termination...........................................28
Section 8.4   Authorization...................................................28
Section 8.5   Maximum Recovery................................................28
Section 8.6   Amendment.......................................................29

                                   ARTICLE IX

                               GENERAL PROVISIONS

Section 9.1   Nonsurvival of Representations and Warranties...................29

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Section 9.2   Notices.........................................................29
Section 9.3   Interpretation..................................................31
Section 9.4   Specific Performance............................................31
Section 9.5   Counterparts....................................................31
Section 9.6   Entire Agreement; No Third-Party Beneficiaries..................31
Section 9.7   Governing Law...................................................31
Section 9.8   Assignment......................................................31
Section 9.9   Severability....................................................32
Section 9.10  Exhibits; Disclosure Letter.....................................32
Section 9.11  Mutual Drafting.................................................32
Section 9.12  Jurisdiction; Venue.............................................32
Section 9.13  Waiver of Trial by Jury.........................................33
Section 9.14  Expenses........................................................33

                                    ARTICLE X

                               CERTAIN DEFINITIONS

Section 10.1  Certain Definitions.............................................33






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         This AGREEMENT AND PLAN OF MERGER, dated as of July 20, 2007
("Agreement"), by and among W. Edward Scheetz ("ES") and David T. Hamamoto ("DH"), NorthStar Capital Investment Corp., a Maryland corporation ("NCIC") and NorthStar Partnership, L.P., a Delaware limited partnership ("NSP") (each of NCIC and NSP, a "Stockholder" and, collectively, the "Stockholders").

                               W I T N E S S E T H

       WHEREAS, promptly following the execution of this Agreement, ES and DH shall form a Maryland corporation wholly owned by ES and DH ("NCIC Merger Sub") and shall form a Delaware limited liability company wholly owned by ES and DH ("Partnership Merger Sub" and, together with NCIC Merger Sub, ES and DH, collectively, the "Purchaser Parties");

       WHEREAS, NCIC owns directly or indirectly, including through its subsidiary NorthStar MHG Subsidiary LLC, 9,122,521 shares (the "NCIC-Owned MHGC Shares") of common stock, par value $0.01 per share (the "MHGC Common Stock"), of Morgans Hotel Group Co., a Delaware corporation ("MHGC"), and NSP owns 1,042,177 shares of MHGC Common Stock (the "NSP-Owned MHGC Shares").

       WHEREAS, it is proposed that NCIC Merger Sub shall merge with and into NCIC, with NCIC surviving the merger, all on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the "MGCL"), and pursuant to which each of the issued and outstanding shares of common stock, par value $0.01 per share, of NCIC (the "NCIC Common Shares"), other than the Excluded NCIC Shares (as defined below, but generally consisting of NCIC Common Shares held by ES and his affiliates and certain NCIC Common Shares held by DH and his affiliates) and Dissenting NCIC Shares (as defined herein), shall be converted into and become the right to receive the Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement;

       WHEREAS, it is proposed that Partnership Merger Sub shall merge with and into NSP, with NSP surviving the merger, all on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the "DRULPA") and the LLC Act, and pursuant to which, upon the terms and subject to the conditions set forth in this Agreement, each partnership common unit of NSP (whether held by a limited partner or a general partner) (each, an "LP Unit"), other than the Excluded Units (as defined below, but generally consisting of LP Units held by ES and his affiliates and certain LP Units held by DH and his affiliates and by certain other persons), shall be converted into and become the right to receive the Partnership Merger Consideration;

       WHEREAS, the Stockholders and the NCIC Board of Directors have determined to sell 8,250,706 of the NCIC-Owned MHGC Shares and 126,970 of the NSP-Owned MHGC Shares (the "Non-Continuing MHGC Shares") in an underwritten sale (such underwritten sale, or other contemplated sale of the Non-Continuing MHGC Shares as may be approved in the sole discretion of the NCIC Board of Directors, to be referred to herein as the "Sale") and retain the balance of the NCIC-Owned MHGC Shares and the NSP-Owned Shares (the "Continuing MHGC Shares") and certain of the net proceeds of such sale, together with certain other consideration and less certain expenses of NCIC and NSP respectively shall together constitute the Merger

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Consideration and the Partnership Merger Consideration, as described herein, payable respectively to the shareholders of NCIC and the unitholders of NSP, in each case, other than with respect to Excluded NCIC Shares and Excluded Units;

       WHEREAS, certain holders of NCIC Common Shares and LP Units, in order to support and effectuate the transactions contemplated hereby have agreed to support and vote for the transactions contemplated hereby;

       WHEREAS, the Board of Directors of NCIC (the "NCIC Board of Directors") has determined that this Agreement, the Merger, and the other transactions contemplated hereby (including the NCIC Charter Amendment), taken together, are fair to, advisable and in the best interests of NCIC and the holders of NCIC Common Shares (other than the Excluded NCIC Shares); and

       WHEREAS, NCIC, in its capacity as sole general partner of NSP, has adopted this Agreement and approved the Partnership Merger pursuant to DRULPA, the LLC Act and Section 7.1A(3) of the NSP Partnership Agreement.

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, and intending to be legally bound hereby, NCIC, NSP and the Purchaser Parties hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGERS

         Section 1.1 The Mergers.

         (a) Before the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, at the Partnership Merger Effective Time, Partnership Merger Sub shall be merged with and into NSP (the "Partnership Merger") in accordance with DRULPA and the LLC Act, and the separate existence of Partnership Merger Sub shall cease and NSP shall continue as the surviving partnership (the "Surviving Partnership"), with NCIC remaining as the general partner of the Surviving Partnership. The Partnership Merger shall have the effects set forth in the DRULPA, the LLC Act and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all of the property, rights, privileges and powers of NSP and Partnership Merger Sub will vest in the Surviving Partnership, and all of the debts, liabilities and duties of NSP and Partnership Merger Sub will become the debts, liabilities and duties of the Surviving Partnership.

         (b) Following the Partnership Merger Effective Time, upon the terms and subject to the conditions of this Agreement, at the Effective Time, NCIC Merger Sub shall merge with and into NCIC (the "Merger," and together with the Partnership Merger, the "Mergers") in accordance with Subtitle 1 of Title 3 of the MGCL, and the separate corporate existence of NCIC Merger Sub shall cease and NCIC shall continue as the surviving company (the "Surviving Company") in accordance with the MGCL. The Merger shall have the effects set forth in

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the MGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges and powers of NCIC and NCIC Merger Sub will vest in the Surviving Company, and all of the debts, liabilities and duties of NCIC and NCIC Merger Sub will become the debts, liabilities and duties of the Surviving Company.

         Section 1.2 Closing. The closing of the Mergers (the "Closing") will take place at 10:00 a.m., local time, as promptly as practicable but in no event later than the third (3rd) Business Day after the satisfaction or waiver of all of the conditions (other than those conditions that by their nature are to be satisfied by actions taken at Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VII (the "Closing Date"), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, unless another date or place is agreed to in writing by the parties.

         Section 1.3 Effective Times.

         (a) Subject to the provisions of this Agreement, as soon as reasonably practicable on the Closing Date, the parties shall file with the Delaware Secretary of State the certificate of merger or other appropriate documents (the "Partnership Certificate of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of DRULPA and the LLC Act and make all other filings, recordings or publications required under DRULPA and the LLC Act in connection with the Partnership Merger. The Partnership Merger shall become effective at the time of the filing of the Partnership Certificate of Merger with, and acceptance for record of such Partnership Certificate of Merger by, the Delaware Secretary of State in accordance with DRULPA and the LLC Act, or at such other time as the parties shall agree as specified in such filings in accordance with applicable Law (the "Partnership Merger Effective Time").

         (b) Subject to the provisions of this Agreement, as soon as reasonably practicable on the Closing Date, the parties shall file with the State Department of Assessments and Taxation of Maryland (the "Maryland Department") the articles of merger or other appropriate documents (the "Articles of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the MGCL and make all other filings, recordings or publications required under the MGCL in connection with the Merger. The Merger shall become effective at the time of the filing of the Articles of Merger with, and acceptance for record of such Articles of Merger by, the Maryland Department in accordance with the MGCL, or at such other time as the parties shall agree as specified in such filings in accordance with applicable Law (the "Effective Time"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date following the Partnership Merger Effective Time.

                                  ARTICLE II.

                   EFFECTS OF THE MERGERS; EXCHANGE OF SHARES

         Section 2.1 Merger Consideration. At the Effective Time, by virtue of the Merger and without any further action on the part of NCIC Merger Sub, NCIC or the holders of NCIC Common Shares:

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         (a) Each of the NCIC Common Shares issued and outstanding immediately prior to the Effective Time that are listed on Annex A, which NCIC Common Shares are owned by ES, DH or certain of their affiliates and by Marc Gordon (such shares the "Excluded NCIC Shares"), shall remain outstanding as a validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company (a "Surviving Company Common Share").

         (b) Each NCIC Common Share issued and outstanding immediately prior to the Effective Time, other than Excluded NCIC Shares and Dissenting NCIC Shares, automatically shall be converted into the right to receive an amount in cash per share equal to the sum of (i) $2.30 plus (ii) their "pro rata share" of the value of the Combined MHGC Shares (or upon an NCIC Distribution Election, their pro rata share of the number of Combined MHGC Shares), less (iii) the Per Share Transaction Expenses (such sum, the "Merger Consideration"). All such NCIC Common Shares, when so converted, shall no longer be outstanding and automatically shall be canceled and retired and shall cease to exist, and each holder of an NCIC Common Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor in accordance with Section 2.5, without interest. For the purposes hereof, the "pro rata share" of the value of the Combined MHGC Shares shall equal (i) for each NCIC Common Share other than an Excluded NCIC Share, an amount equal to one (1) divided by the total number of Outstanding NCIC Common Shares, multiplied by the total number of Combined MHGC Shares and then multiplied by the average price per share of the MHGC Common Stock sold in the Sale. For purposes hereof, the "pro rata share" of the number of Combined MHGC Shares shall equal (i) for each NCIC Common Share other than an Excluded NCIC Share, an amount equal to one (1) divided by the total number of Outstanding NCIC Common Shares, multiplied by the total number of Combined MHGC Shares. For the purposes hereof, "Per Share Transaction Expenses" shall be an amount per share of NCIC Common Stock equal to the aggregate fees and expenses incurred in connection with the transactions contemplated hereby by NCIC, NSP, the NCIC Special Committee and the Purchaser Parties (including without limitation legal fees, premium and expenses incurred to obtain the policy contemplated by Section 6.6(d) to the extent in excess of $550,000, and including all the fees or expenses to be paid by NCIC, NSP or the NCIC Special Committee to obtain the Fairness Opinion referred to in Section 7.3(d) to the extent in excess of the amount set forth in Annex D) divided by the total number of Outstanding NCIC Common Shares and LP Units outstanding, provided that, the legal fees to be paid to the law firms listed on Annex C shall not exceed the amounts listed next to their names on such Annex.

         (c) Each share of common stock, par value $0.01 per share, of NCIC Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company.

         (d) Each NCIC Common Share issued and outstanding immediately prior to the Effective Time that is owned by any wholly owned Subsidiary of NCIC, NCIC Merger Sub or Partnership Merger Sub shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

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         Section 2.2 Partnership Merger Consideration.

         (a) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of Partnership Merger Sub, NCIC, NSP or the holders of LP Units, each LP Unit issued and outstanding immediately prior to the Partnership Merger Effective Time, other than Excluded Units, automatically shall be converted into the right to receive cash, without interest thereon, in an amount per LP Unit equal to the sum of (i) $2.30 plus (ii) the pro rata share of the value of the NSP-Owned MHGC Shares (or upon the NCIC Distribution Election, a pro rata share of the NSP-Owned MHGC Shares), less (iii) the Per Share Transaction Expenses (such sum, the "Partnership Merger Consideration"). For the purposes hereof, the "pro rata share" of the value of the NSP-Owned MHGC Shares shall equal (i) for each LP Unit other than an Excluded Unit, the product of one (1) divided by the total number of LP Units outstanding, multiplied by the total number of NSP-Owned MHGC Shares, then multiplied by the average price per share of the MHGC Common Stock sold in the Sale. For purposes hereof, the "pro rata share" of the NSP-Owned MHGC Shares shall equal (i) for each LP Unit other than an Excluded Unit, the product of one (1) divided by the total number of LP Units outstanding, multiplied by the total number of NSP-Owned MHGC Shares.

         (b) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of Partnership Merger Sub, NCIC, NSP or the holders of LP Units, (i) the general partnership interest of NSP owned by NCIC shall remain outstanding and constitute the only outstanding general partnership interest in the Surviving Partnership, (ii) all partnership common units in the aggregate of limited liability company interest in Partnership Merger Sub shall be converted into and be exchanged for a number of newly and validly issued, fully paid and nonassessable LP Units in the Surviving Partnership (a "Surviving Partnership Unit") equal to the number of LP Units exchanged for cash in the Partnership Merger multiplied by the quotient obtained (expressed as a decimal) by dividing the amount of cash provided by or on behalf of Partnership Merger Sub and its partners by the total amount of cash paid for LP Units in the Partnership Merger, and (iii) each LP Unit issued and outstanding immediately prior to the Effective Time that is listed on Annex A, which LP Units so listed are owned by ES, DH or certain of their affiliates and the Persons listed in such Annex, (each such LP Unit referred to in this clause
(iii), an "Excluded Unit"), shall remain outstanding as a validly issued, fully paid and nonassessable Surviving Partnership Unit. Annex A may be amended from time to time up to the date that is ten (10) Business Days prior to the Effective Time to reflect any holders of LP Units (other than ES, DH and their affiliates) who elect to include their LP Units as Excluded Units. To the extent that LP Units receive cash provided by Partnership Merger Sub or its partners, such LP Units shall be treated as having been sold to the partners of Partnership Merger Sub.

         Section 2.3 Organizational Documents.

         (a) At the Effective Time, (i) the charter of the Surviving Company shall be the charter of NCIC Merger Sub as currently in effect (the "Merger Sub Charter") and (ii) the bylaws of the Surviving Company shall be the bylaws of Merger Sub as currently in effect (the "Merger Sub Bylaws"), in each case as currently in effect, and in each case until further amended by the stockholders of NCIC Merger Sub in accordance with the provisions thereof and with the MGCL.

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         (b) Following the Partnership Merger Effective Time, the certificate of limited partnership of NSP shall continue to be the certificate of limited partnership of the Surviving Partnership until further amended in accordance with the provisions thereof and with the DRULPA and the LLC Act.

         Section 2.4 Directors and Officers of the Surviving Company. The directors of NCIC Merger Sub immediately prior to the Effective Time shall be elected as the sole initial directors of the Surviving Company, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Company. The officers of NCIC immediately prior to the Effective Time shall be the sole initial officers of the Surviving Company, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Company.

         Section 2.5 Payment for Securities.

         (a) Exchange Agent. At or before the Effective Time, NCIC Merger Sub and Partnership NCIC Merger Sub shall appoint a bank or trust company reasonably satisfactory to NCIC to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration and the Partnership Merger Consideration (collectively, such funds, the "Exchange Fund"). On or before the Effective Time, (i) NCIC and NSP shall deposit by wire transfer of immediately available funds in an amount equal to the net proceeds received from the sale of the Non-Continuing MHGC Shares (excluding the net proceeds from the sale of 700,000 of such shares) and NSP shall deposit by wire transfer of immediately available funds in an amount no less than $29 million (the "NCIC and NSP Contribution") and (ii) the Purchaser Parties shall deposit by wire transfer of immediately available funds in an amount equal to the difference between (i) the sum of the Merger Consideration and the Partnership Merger Consideration less (ii) the NCIC and NSP Contribution, in each case with the Exchange Agent for the benefit of the holders of NCIC Common Shares, other than the Excluded NCIC Shares, and LP Units, other than the Excluded Units, respectively. The Exchange Agent shall invest any cash included in the Exchange Fund representing the Merger Consideration as directed by the Surviving Company, and any amounts in the Exchange Fund representing the Partnership Merger Consideration as directed by the Surviving Partnership (so long as such directions do not impair the rights of the holders of NCIC Common Shares or LP Units, as the case may be, or the ability of the Exchange Agent to make timely payments as required hereby), in direct obligations of the United States of America or any state thereof, obligations for which the full faith and credit of the United States of America or any such state is pledged to provide for the payment of principal and interest, commercial paper either rated of the highest quality by Moody's Investors Service, Inc. or Standard & Poor's Corporation or certificates of deposit issued by, or other deposit accounts of, a commercial bank having at least $1,000,000,000 in capital and surplus, in each case with a maturity of three months or less; provided that no such investment or losses thereon shall affect the Merger Consideration, the Partnership Merger Consideration or other amounts payable pursuant to this Article II, and that the Purchaser Parties shall promptly provide, or shall cause the Surviving Company to provide, additional funds to the Exchange Agent in the amount of any shortfall in funds payable pursuant to this Article II. Any net earnings with respect thereto shall be paid to the Surviving Company or to the Surviving Partnership as and when requested by the Surviving Company or the Surviving Partnership, as the case may be. The Exchange Agent shall make payments of the Merger Consideration and the Partnership Merger Considera-

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tion out of the Exchange Fund in accordance with this Agreement. The Exchange
Fund shall not be used for any other purpose.

         (b) Merger Exchange Procedures. (i) The parties acknowledge and agree that the NCIC Common Shares may exist in book-entry form only and may not be evidenced by a certificate (the "Uncertificated NCIC Common Shares"), in which case the exchange of such Uncertificated NCIC Common Shares for the Merger Consideration shall be effected by book entry and the provisions of Section 2.5 with respect to the surrender of NCIC Common Share Certificates shall be inapplicable to such Uncertificated NCIC Common Shares.

              (ii) As promptly as practicable following the Effective Time (but in no event later than two (2) Business Days after the Effective Time), NCIC Merger Sub shall cause the Exchange Agent to mail to each holder of record of NCIC Common Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b): (A) a letter of transmittal (a "Letter of Transmittal") which shall specify that delivery shall be effected and risk of loss and title to the NCIC Common Shares shall pass only upon delivery of the certificates, if any, representing the NCIC Common Shares (the "NCIC Common Share Certificates") (or affidavits of loss in lieu thereof in accordance with Section 2.5(f)) or Uncertificated NCIC Common Shares by book entry in accordance with the reasonable procedures established by the Exchange Agent for the delivery of Uncertificated NCIC Common Shares to the Exchange Agent and otherwise upon delivery of a duly executed Letter of Transmittal to the Exchange Agent and
     (B) instructions for use in effecting the surrender of the NCIC Common Share Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.5(f)), if any, or Uncertificated NCIC Common Shares by book entry in exchange for the Merger Consideration, the form of the Letter of Transmittal and instructions to be reasonably agreed upon by NCIC Merger Sub and NCIC.

              (iii) Upon delivery of a Letter of Transmittal, duly executed, and any other documents reasonably required by the Exchange Agent or the Surviving Company, including any NCIC Common Share Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.5(f)) or compliance with the reasonable procedures established by the Exchange Agent for the delivery of Uncertificated NCIC Common Shares, (A) the holder of such NCIC Common Shares shall be entitled to receive in exchange therefor a check in the amount equal to the amount of Merger Consideration that such holder has the right to receive pursuant to the provisions of Section 2.1(b); and (B) any NCIC Common Share Certificate or Uncertificated NCIC Common Share so surrendered shall forthwith be canceled. Each such holder's NCIC Common Shares and, if applicable, such holder's NCIC Common Share Certificate or Uncertificated NCIC Common Shares until surrendered as contemplated by this Section 2.5, shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender an amount equal to (1) the number of such holder's Common Shares, multiplied by (2) the Merger Consideration.

              (iv) In the event of a transfer of ownership of NCIC Common Shares that is not registered in the transfer records of NCIC, the Merger Consideration shall be paid to a transferee if (A) the NCIC Common Share Certificate evidencing such NCIC

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     Common Shares is presented to the Exchange Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer; and (B) such transferee shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the NCIC Common Share Certificate or establish to the satisfaction of the Exchange Agent and the Surviving Company that such Tax has been paid or is not applicable.

         (c) Partnership Merger Exchange Procedures. (i) As promptly as practicable following the Partnership Merger Effective Time (but in no event later than two (2) Business Days after the Effective Time), Partnership Merger Sub shall cause the Exchange Agent to mail to each holder of record of LP Units immediately prior to the Partnership Merger Effective Time: (A) a letter of transmittal (a "Unitholder Letter of Transmittal") and (B) instructions for use in effecting the surrender of the LP Units in exchange for the Partnership Merger Consideration, the form of the Unitholder Letter of Transmittal and instructions to be reasonably agreed upon by Partnership Merger Sub and NCIC.

              (ii) Upon surrender of an LP Unit for cancellation to the Exchange Agent, if applicable, together with a Unitholder Letter of Transmittal, duly executed, and any other documents reasonably required by the Exchange Agent or the Surviving Partnership, (A) the holder of such LP Unit shall be entitled to receive in exchange therefor a check in the amount equal to the amount of Partnership Merger Consideration that such holder has the right to receive pursuant to the provisions of Section 2.2(a); and (B) the LP Unit so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.5, each such LP Unit shall be deemed at any time after the Partnership Merger Effective Time to represent only the right to receive upon such surrender the Partnership Merger Consideration.

         (d) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received with respect thereto) that remains undistributed to the former holders of NCIC Common Shares or LP Units for one year after the Effective Time shall be delivered to NCIC Merger Sub or Partnership Merger Sub, as the case may be, upon demand, and any former holders of NCIC Common Shares or LP Units who have not theretofore received any Merger Consideration or Partnership Merger Consideration, as applicable, to which they are entitled under this Article II, shall thereafter look only to NCIC Merger Sub or Partnership Merger Sub, as the case may be, for payment of their claims with respect thereto.

         (e) Escheat. None of the Purchaser Parties, the Surviving Company or the Surviving Partnership shall be liable to any holder of NCIC Common Shares or LP Units for any part of the Merger Consideration or Partnership Merger Consideration, as applicable, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any federal, state or local government or any court, regulatory or administrative agency or commission, governmental arbitrator or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), shall, to the extent permitted by applicable Law, become the property of the

Surviving Company or the Surviving Partnership, as applicable, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

         (f) Lost, Stolen or Destroyed Certificates. If any NCIC Common Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such NCIC Common Share Certificate to be lost, stolen or destroyed and, if required by NCIC Merger Sub or the Surviving Company, the posting by such Person of a bond in such reasonable and customary amount as NCIC Merger Sub or the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such NCIC Common Share Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed NCIC Common Share Certificate the appropriate amount of the Merger Consideration.

         (g) Withholdings of Tax. NCIC Merger Sub, Partnership Merger Sub, the Surviving Company, the Surviving Partnership or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration or the Partnership Merger Consideration otherwise payable pursuant to this Agreement to any holder of NCIC Common Shares or LP Units such amount as NCIC Merger Sub, Partnership Merger Sub, the Surviving Company, the Surviving Partnership, or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and paid over to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of NCIC Common Shares or LP Units in respect of which such deduction and withholding was made.

         Section 2.6 No Further Ownership Rights.

         (a) The Merger Consideration paid upon the delivery of the Letter of Transmittal and, if applicable, surrender or exchange of the NCIC Common Share Certificates evidencing NCIC Common Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such NCIC Common Shares and, after the Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Company of the NCIC Common Shares. If, after the Effective Time, NCIC Common Shares are presented to the Surviving Company, for any reason, they shall be canceled and exchanged as provided in this Article II.

         (b) The Partnership Merger Consideration paid with respect to the LP Units in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such LP Units and, after the Partnership Merger Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Partnership of the LP Units. If, after the Effective Time, LP Units are presented to the Surviving Company, for any reason, they shall be canceled and exchanged as provided in this Article II.

         Section 2.7 Dissenting NCIC Common Shares. No holder of NCIC Common Shares that has perfected a demand for appraisal rights with respect to its NCIC Common Shares pursuant to Subtitle 2 of Title 3 of the MGCL (a "Dissenting Stockholder") shall be entitled to receive the Merger Consideration with respect to the NCIC Common Shares owned by such Dissenting Stockholder (the "Dissenting NCIC Shares"), unless and until such Dissenting Stockholder shall have effectively withdrawn or lost such Dissenting Stockholder's right to appraisal under the MGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Subtitle 2 of Title 3 of the MGCL with respect to Dissenting NCIC Shares. NCIC shall give NCIC Merger Sub (i) prompt notice upon receipt by NCIC of any written demands for appraisal, attempted withdrawals of such demands, any other instruments served pursuant to applicable Law that are received by NCIC relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to any demand for appraisal under the MGCL. NCIC shall not, except with the prior written consent of NCIC Merger Sub, voluntarily make any payment with respect to any demands for appraisal of Dissenting NCIC Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         Section 2.8 Further Assurances.

         (a) If at any time after the Effective Time the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are reasonably necessary or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either NCIC Merger Sub or NCIC, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Company and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of NCIC Merger Sub and NCIC, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either NCIC Merger Sub or the Company, all such other acts and things as may be reasonably necessary or proper to vest, perfect or confirm the Surviving Company's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of NCIC Merger Sub or NCIC and otherwise to carry out the purposes of this Agreement.

         (b) If at any time after the Partnership Merger Effective Time the Surviving Partnership shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are reasonably necessary or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Partnership its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either Partnership Merger Sub or NSP, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Partnership and its proper partners, officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of Partnership Merger Sub and NSP, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Partnership Merger Sub or NSP, all such other acts and things as may be reasonably necessary or proper to vest, perfect or confirm the Surviving Company's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Partnership Merger Sub or NSP and otherwise to carry out the purposes of this Agreement.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF NCIC AND NSP

         Except as (x) set forth in the disclosure letter, dated as of the date hereof and delivered to NCIC Merger Sub and Partnership Merger Sub in connection with the execution and delivery of this Agreement (the "NCIC Disclosure Letter") or (y) actually known to ES or DH, each of NCIC and NSP represents and warrants to the Purchaser Parties as follows:

         Section 3.1 Organization and Good Standing.

         (a) NCIC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. NCIC has all of the requisite corporate power and authority and all necessary government approvals or licenses to own, lease, operate its properties, and to carry on its business as now being conducted, except for the absence of which would not, individually or in the aggregate, constitute an NCIC Material Adverse Effect. NCIC is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent such concepts exist in such jurisdictions) in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others, makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute an NCIC Material Adverse Effect.

         (b) NSP is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. NSP has all of the requisite partnership power and authority and all necessary government approvals or licenses to own, lease, operate its properties, and to carry on its business as now being conducted, except for the absence of which would not, individually or in the aggregate, constitute an NCIC Material Adverse Effect. NSP is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent such concepts exist in such jurisdictions) in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others, makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute an NCIC Material Adverse Effect.

         Section 3.2 Capitalization.

         (a) The authorized shares of stock of NCIC consist of (i) 500,000,000 NCIC Common Shares, par value $0.01 per share and (ii) 100,000,000 shares of preferred stock of NCIC, par value $0.01 per share. As of July 19, 2007 (the "Capitalization Date"), there are: (1) 20,946,891 NCIC Common Shares issued and outstanding and (2) no shares of preferred stock of NCIC issued or outstanding. Except as set forth in Section 3.2 of the NCIC Disclosure Letter, there are no issued and outstanding shares or other equity securities of NCIC (or shares or other equity securities of NCIC reserved for issuance), and there are no securities of NCIC convertible into or exchangeable for stock or other equity securities of NCIC, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, "phantom" stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrange-ments or agreements to which NCIC is a party or by which it is bound in any case obligating NCIC to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of NCIC, or obligating NCIC to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement.

         (b) As of the Capitalization Date, there are issued and outstanding (i) 27,787,468 aggregate units of general partner and limited partnership interest in NSP (the "Units") and (ii) NCIC is the sole general partner of NSP, holds all of the outstanding general partnership interests in NSP, and 20,946,891 Units (including its combined general and limited partnership interests).

         Section 3.3 Authority; No Violations.

         (a) NCIC and NSP each has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (including the NCIC Charter Amendment), subject to the receipt of the affirmative vote of a majority of all the votes entitled to be cast by the holders of NCIC Common Shares at the Stockholder Meeting in favor of this Agreement, the Mergers, the NCIC Charter Amendment and all matters ancillary thereto (the "Stockholder Approval"); the filing of Articles of Merger pursuant to the MGCL and acceptance thereof by the Maryland Department; the filing of the Partnership Certificate of Merger pursuant to the DRULPA and the LLC Act and the acceptance thereof by the Delaware Secretary of State; and the filing of the NCIC Charter Amendment and the acceptance thereof by the Maryland Department. Each of the NCIC Board of Directors and NCIC, as general partner of NSP, has approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement, including the Mergers and the NCIC Charter Amendment, and the NCIC Board of Directors has declared advisable the Merger and has directed that this Agreement and the transactions contemplated by this Agreement, including the Merger and the NCIC Charter Amendment, be submitted for approval by written consent of the holders of NCIC Common Shares or at a special meeting of the holders of NCIC Common Shares (the "Stockholder Meeting").

         (b) This Agreement has been duly executed and delivered by NCIC and NSP and, subject to receipt of the Stockholder Approval and assuming due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of NCIC and NSP, enforceable against NCIC and NSP in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 3.4 Governmental Approvals and Notices. No consent, approval, order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Entity, is required by or on behalf of NCIC or any NCIC Subsidiary in connection with the execution and delivery of this Agreement by NCIC or NSP or the consummation by NCIC or NSP of the transactions contemplated hereby, except for: (a) the filing with the Securities and Exchange Commission (the "SEC") of such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated thereby; (b) the filing and acceptance of the Articles of Merger pursuant to the MGCL; (c) the filing and acceptance of the Partnership Certificate of Merger pursuant to the DRULPA and the LLC Act; (d) the filing and acceptance of the NCIC Charter Amendment pursuant to the MGCL; (e) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws; (f) such filings as may be required in connection with state or local transfer taxes; (g) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (h) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters; and (i) any such other consent, approval, order, authorization, registration, declaration, notice, filing or permit that the failure to obtain or make, individually or in the aggregate, would not constitute an NCIC Material Adverse Effect.

         Section 3.5 Assets.

         (a) NCIC is the owner, beneficially and of record, of 9,122,521 shares of MHGC Common Stock, free and clear of any Liens or restrictions (other than restrictions under applicable securities Laws, the Registration Rights Agreement, the Underwriting Agreement, and the Lock Up Agreements), and may transfer good and valid title to such shares of MHGC Common Stock free and clear of any Liens or restrictions (other than restrictions under applicable securities Laws, the Registration Rights Agreement, the Underwriting Agreement, and the Lock Up Agreements).

         (b) NSP is the owner, beneficially and of record, of 1,042,177 shares of MHGC Common Stock, free and clear of any Liens or restrictions (other than restrictions under applicable securities Laws, the Registration Rights Agreement, the Underwriting Agreement, and the Lock Up Agreements), and may transfer good and valid title to such shares of MHGC Common Stock free and clear of any Liens or restrictions (other than restrictions under applicable securities Laws, the Registration Rights Agreement, the Underwriting Agreement, and the Lock Up Agreements).

         Section 3.6 Inapplicability of Takeover Statutes and Certain Charter and Bylaw Provisions. NCIC has taken all appropriate and necessary actions to exempt the Merger, the Partnership Merger, this Agreement and the other transactions contemplated thereby from the restrictions of any applicable provision of Subtitles 6 and 7 of Title 3 of the MGCL, as applicable to a Maryland corporation (collectively, the "Takeover Statute"). No other "control share acquisition," "fair price," "moratorium" or other anti-takeover Laws apply to the Merger, the Partnership Merger, this Agreement or the other transactions contemplated thereby. NCIC and the NCIC Board of Directors have taken all appropriate and necessary actions to cause the Merger, the Partnership Merger, this Agreement and the other transactions contemplated hereby to comply with or be exempted from any provision contained in the NCIC Charter, NCIC Bylaws or in the comparable organizational document of any NCIC Subsidiary that would otherwise impose any limitations on ownership of (i) NCIC Common Shares as set forth in the NCIC Charter and (ii) the limited partner interests in NSP as set forth in the NSP Partnership Agreement, this Agreement and the other transactions contemplated hereby.

         Section 3.7 No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, each of NCIC or NSP acknowledges that none of the Purchaser Parties nor any other Person on behalf of any of the Purchaser Parties makes any other express or implied representation or warranty with respect to the Purchaser Parties or with respect to any other information provided to NCIC or NSP in connection with the Mergers, including any information, documents, projections, forecasts or other material made available to NCIC and NSP in connection with their due diligence investigation of the Mergers.

                                  ARTICLE IV.

             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

         Except as set forth in the disclosure letter, dated as of the date hereof and delivered to NCIC in connection with the execution and delivery of this Agreement (the "Purchaser Parties Disclosure Letter"), each Purchaser Party represents and warrants to NCIC and NSP as follows:

         Section 4.1 Organization and Good Standing.

         (a) NCIC Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland. NCIC Merger Sub has all of the requisite corporate power and authority and all necessary government approvals or licenses to own, lease and operate its properties, and to carry on its business as now being conducted, except for the absence of which would not, individually or in the aggregate, constitute a Purchaser Material Adverse Effect. NCIC Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent such concepts exist in such jurisdictions) in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute a Purchaser Material Adverse Effect. Since the date of its incorporation, NCIC Merger Sub has not engaged in any activities or conducted any operations other than in connection with or as contemplated by this Agreement.

         (b) Partnership Merger Sub is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Partnership Merger Sub has all of the requisite limited liability company power and authority and all necessary government approvals or licenses to own, lease and operate its properties, and to carry on its business as now being conducted, except for the absence of which would not, individually or in the aggregate, constitute a Purchaser Material Adverse Effect. Partnership Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent such concepts exist in such jurisdictions) in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute a Purchaser Material Adverse Effect. Since the date of its formation, Partnership Merger Sub has not engaged in any activities or conducted any operations other than in connection with or as contemplated by this Agreement.

         (c) NCIC Merger Sub and Partnership Merger Sub have heretofore made available to the Company complete and correct copies of the charter, bylaws or other organizational documents of each Purchaser Party, in each case as currently in effect.

         Section 4.2 Authority; No Violations.

         (a) Each Purchaser Party has all requisite corporate or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the filing and acceptance of the Articles of Merger and the Partnership Certificate of Merger. Each of the board of directors of NCIC Merger Sub, ES and DH, as sole stockholders of NCIC Merger Sub, and ES and DH, as the sole unitholders of Partnership Merger Sub, have approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement, including the Mergers. No other approval of any equity holder or governing body of any Purchaser Party is required to approve or adopt this Agreement or the transactions contemplated by this Agreement.

         (b) This Agreement has been duly executed and delivered by each Purchaser Party and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each Purchaser Party, enforceable against each Purchaser Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) The execution and delivery of this Agreement by the Purchaser Parties does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the loss of a benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of any Purchaser Party or any of their Subsidiaries under, require the consent or approval of any third party, or otherwise result in a detriment or default to any Purchaser Party or any of their Subsidiaries under, any provision of (i) the charter or organizational documents of any Purchaser Party or any of their Subsidiaries, (ii) any loan or credit agreement or note, or any bond, mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to any Purchaser Party or any of their Subsidiaries, or to which their respective properties or assets are bound, or any guarantee by any Purchaser Party or any of their Subsidiaries of any of the foregoing, (iii) any joint venture or other ownership arrangement, or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in
Section 4.3 are duly and timely obtained or made, any Law or Order applicable to or binding upon any Purchaser Party or any of their Subsidiaries, or any of their respective properties or assets, other than, in the case of any of the foregoing matters, any such conflicts, violations, defaults, rights, Liens or detriments that, individually or in the aggregate, would not materially impair or delay the ability of any Purchaser Party to perform its obligations hereunder or prevent the consummation by any of them of any of the transactions contemplated hereby.

         Section 4.3 Governmental Approvals and Notices. No consent, approval, order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Entity is required by or on behalf of any Purchaser Party or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement by any Purchaser Party or the consummation by any Purchaser Party of the transactions contemplated hereby, except for: (a) the filing with the SEC of such reports under the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated thereby; (b) the filing and acceptance of the Articles of Merger pursuant to the MGCL; (c) the filing and acceptance of the Partnership Certificate of Merger pursuant to DRULPA and the LLC Act; (d) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws; (e) such filings as may be required in connection with state or local transfer taxes; (f) compliance with any applicable requirements of the HSR Act;
(g) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters and
(h) any such other consent, approval, order, authorization, registration, declaration, notice, filing or permit that the failure to obtain or make, individually or in the aggregate, would not constitute a Purchaser Material Adverse Effect.

         Section 4.4 Net Asset Values. No Purchaser Party is aware of any material information, which would reasonably be expected to render the NAV Calculations materially and adversely incorrect, as of the time made. The NAV Calculations were prepared in good faith and are based on underlying assumptions which the Purchaser Parties reasonably believe provide a reasonable basis for the NAV Calculations.

         Section 4.5 Availability of Funds. The Purchaser Parties shall have available at the Effective Time and the Partnership Merger Effective Time, funds (including but not limited to cash or binding and enforceable commitments) in aggregate amount sufficient to pay the aggregate Merger Consideration and Partnership Merger Consideration, as applicable, less the NCIC and NSP Contribution, and to enable the Purchaser Parties to perform all of their other respective obligations under this Agreement.

         Section 4.6 Litigation. To the actual knowledge of any Purchaser Party, there is no litigation, arbitration, claim, investigation, suit, action or proceeding pending or threatened against or affecting any Purchaser Party or any of its Subsidiaries, nor, to the actual knowledge of any Purchaser Party, is there any Order outstanding against any Purchaser Party or any of its Subsidiaries, in each case which would reasonably be expected to, individually or in the aggregate, (i) cause any of the transactions contemplated by this Agreement, including the Merger and the Partnership Merger, to be rescinded following their consummation, or (ii) materially impair or delay the ability of any Purchaser Party to perform its obligations hereunder or prevent the consummation by any of them of any of the transactions contemplated hereby.

         Section 4.7 Certain Relationships. Each of the Purchaser Parties acknowledges that ES and DH are directors and officers of NCIC and NSP and, as such, they are fully familiar with the financial condition and affairs of NCIC and NSP. Each of the Purchaser Parties agree that except for the representations and warranties contained in Article III, such Purchaser Party has not relied on any factual representations of NCIC or NSP or any of their Representatives.

         Section 4.8 Solvency. Immediately after giving effect to the Mergers and the transactions contemplated hereby, including the payment of the Merger Consideration and the Partnership Merger Consideration, and payment of all related fees and expenses, the Surviving Company and the Surviving Partnership shall be Solvent.

         Section 4.9 No Other Representations or Warranties. Except for the representations and warranties contained in Article III, each of the Purchaser Parties acknowledges that none of NCIC, NSP nor any other Person on behalf of NCIC or NSP makes any other express or implied representation or warranty with respect to NCIC or NSP or with respect to any other information provided to the Purchaser Parties in connection with the Mergers, including any information, documents, projections, forecasts or other material made available to the Purchaser Parties in connection with their due diligence investigation of the Mergers.

                                   ARTICLE V.

          COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS

         Section 5.1 Conduct of Business by NCIC.

         (a) Subject to Section 5.1(c), during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, NCIC and NSP shall, and shall cause each of the other NCIC Subsidiaries to, except as otherwise expressly provided or permitted by this Agreement or to the extent consented to by NCIC Merger Sub in writing (which consent shall not be unreasonably withheld, delayed or conditioned), (i) carry on its businesses in the usual, regular and ordinary course and in compliance in all material respects with applicable Law and (ii) to the extent consistent with the foregoing clause (i), use its commercially reasonable efforts to preserve intact in all material respects its current business organization, goodwill, ongoing businesses and relationships with third parties, and to keep available the services of their present officers and employees.

         (b) Without limiting the generality of the foregoing, but subject to
Section 5.1(c), during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, except as otherwise expressly provided or permitted by this Agreement, as set forth in Section 5.1(b) of the NCIC Disclosure Letter, or to the extent consented to by NCIC Merger Sub in writing (which consent shall not be unreasonably withheld, delayed or conditioned), as required by existing agreements, or as required by NCIC's or its Affiliates' duties to joint venture partners or minority shareholders of any NCIC Affiliate, NCIC and NSP shall not and shall not authorize or commit or agree to, and shall cause the other NCIC Subsidiaries not to (and not to authorize or commit or agree to):

              (i) (A) declare, set aside for payment or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any of NCIC's shares, stock or the partnership interests, shares, stock or other equity interests in any NCIC Subsidiary that is not directly or indirectly wholly owned by NCIC, other than (1) dividends or distributions payable to holders of LP Units and GP Units, and (2) dividends or distributions declared, set aside or paid by any wholly owned NCIC Subsidiary to NCIC or any NCIC Subsidiary that is, di-rectly or indirectly, wholly owned by NCIC; (B) split, combine or reclassify any shares, stock, partnership interests or other equity interests or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for shares of such shares, stock, partnership interests or other equity interests or; (C) purchase, redeem or otherwise acquire any NCIC Common Shares, stock, other equity interests or securities of NCIC or the partnership interests, stock, other equity interests or securities of any NCIC Subsidiary or any options, warrants or rights to acquire, or security convertible into, NCIC Common Shares, stock, other equity interest or securities of NCIC or the partnership interests, stock or other equity interests in any NCIC Subsidiary, except in each case pursuant to the terms of any LP Units or upon exercise of existing rights in favor of NCIC;

              (ii) (A) classify or re-classify any unissued NCIC Common Shares, shares of stock, units, interests, any other voting or redeemable securities (including LP Units or other partnership interests) or stock-based performance units of NCIC or any NCIC Subsidiary; (B) authorize for issuance, issue, deliver, sell, or grant NCIC Common Shares, shares of stock, units, interests, any other voting or redeemable securities (including LP Units or other partnership interests); or (C) authorize for issuance, issue, deliver, sell, or grant any option or other right in respect of, any NCIC Common Shares, shares of stock, units, interests, any other voting or redeemable securities (including LP Units or other partnership interests), or stock-based performance units of NCIC or any NCIC Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, units, interests, voting securities or convertible or redeemable securities (except, with respect to each of clauses (A), (B) and (C), as required under the NSP Partnership Agreement as presently in effect);

              (iii) amend the NCIC Charter or the NCIC Bylaws, or any other comparable charter or organizational documents of any NCIC Subsidiary, other than to amend the NCIC Charter to allow for the disparate treatment of the Excluded NCIC Shares and the other NCIC Common Shares (such amendment, the "NCIC Charter Amendment");

              (iv) (A) merge, consolidate or enter into any other business combination transaction with any Person, (B) acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity or (C) purchase any equity interest in, or all or substantially all of the assets of, any Person or any division or business thereof;

              (v) sell, transfer, subject to Lien, or otherwise dispose of any of the Continuing MHGC Shares, owned beneficially or of record by NCIC, NSP or any NCIC Subsidiary;

              (vi) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of NCIC or any of the NCIC Subsidiaries other than the adoption by the shareholders of NCIC of the plan of liquidation that was previously adopted by the NCIC Board of Directors on February 26, 2007 (the "Plan of Liquidation"), provided that, except as provided in Section 5.1(c) below, no action shall be taken to sell assets as contemplated by the Plan of Liquidation on or before the earlier of the Termination Date or the Effective Time; or

              (vii) agree in writing or otherwise to take any action inconsistent with any of the foregoing.

         (c) Notwithstanding anything to the contrary contained in this Section 5.1, NCIC and NSP shall be permitted to take the following actions: (i) duly call, give notice of, convene and hold a stockholders meeting, for the purpose of obtaining stockholder approval of the Plan of Liquidation; (ii) sell all of the Non-Continuing MHGC Shares in the Sale, (iii) sell the assets of NSP listed on Annex B so long as the prices therefore are at least equal to the minimum prices set forth on Annex B and (iv) enter into and perform their respective obligations under the Underwriting Agreement, the Lock-Up Agreements, the NCIC Charter Amendment and documents ancillary thereto.

                                  ARTICLE VI.

                              ADDITIONAL COVENANTS

Section 6.1       Proxy Statement; Stockholder Meeting.

         (a) Proxy. As promptly as practicable after the date hereof, NCIC shall prepare a proxy statement or an information statement relating to the Stockholder Meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement"). NCIC Merger Sub and Partnership Merger Sub shall furnish all information concerning the Purchaser Parties and their Affiliates that NCIC may reasonably request in connection with the preparation of the Proxy Statement. As promptly as practicable, NCIC shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the approval of the Mergers by the NCIC Board of Directors.

         (b) Changes. NCIC Merger Sub and Partnership Merger Sub shall promptly inform NCIC if, at any time prior to the Effective Time, any event or circumstance relating to any of the Purchaser Parties should be discovered by NCIC Merger Sub and Partnership Merger Sub that should be set forth in an amendment or a supplement to the Proxy Statement. NCIC shall promptly inform NCIC Merger Sub and Partnership Merger Sub if, at any time prior to the Effective Time, any event or circumstance relating to NCIC, NSP or any NCIC Subsidiary, should be discovered by NCIC that should be set forth in an amendment or a supplement to the Proxy Statement.

         (c) Accuracy of Information. Each Purchaser Party and each of NCIC and NSP agrees, as to itself and its Subsidiaries, that none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of NCIC or at the time of the Stockholder Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) Calling of Shareholders Meeting; NCIC Recommendation. Subject to Sections 6.1(e) and 6.4, NCIC will, as soon as practicable following the date on which the Proxy Statement is mailed to the stockholders of NCIC, duly call, give notice of, convene and hold the Stockholder Meeting for the purpose of obtaining the Stockholder Approval. Except as provided in Sections 6.1(e) and 6.4, the NCIC Board of Directors shall recommend to its stockholders that they approve and adopt this Agreement and the transactions contemplated by this Agreement, including the Merger and the NCIC Charter Amendment (the "NCIC Recommendation"), and the Proxy Statement shall include the NCIC Recommendation.

         (e) Change in Recommendation. Notwithstanding any other provision of this Agreement to the contrary, in the event that NCIC has received a proposal from a Person for a Competing Transaction that the NCIC Board of Directors concludes in good faith, after consultation with its outside counsel, is a Superior Competing Transaction and that NCIC has complied with the provisions of
Section 6.4(b), then the NCIC Board of Directors shall be permitted to (i) not recommend to the NCIC stockholders that they provide the Stockholder Approval,
(ii) withdraw or modify in a manner adverse to the Purchaser Parties its recommendation to the NCIC stockholders that they give the Stockholder Approval, or (iii) recommend such Superior Competing Transaction (each action described in clauses (i) through (iii), a "Change in Recommendation").

         Section 6.2 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Purchaser Parties, NCIC and NSP agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, as promptly as reasonably practicable (it being the understanding of the parties that they shall use all commercially reasonable efforts to cause the Closing Date to take place no later than fifty (50) days after the date of this Agreement), the Mergers and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary, proper or advisable actions or nonactions, waivers, consents and approvals from Governmental Entities and other third parties and the making of all necessary, proper or advisable registrations, filings and notices and the taking of all reasonable steps as may be necessary to obtain an approval, waiver, consent or exemption from any Governmental Entity, (ii) the obtaining of all necessary, proper or advisable consents, approvals, waivers or exemptions from non-governmental third parties, and (iii) the execution and delivery of any additional documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of this Agreement. The parties shall cooperate with each other and promptly prepare and file all necessary documentation, effect all applications, notices, petitions and filings (including, to the extent necessary, any notification required by the HSR Act, which shall be filed by the Purchaser Parties no later than ten days after the date of this Agreement), and shall use reasonable best efforts to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary, appropriate or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

         Section 6.3 No Solicitation of Transactions.

         (a) None of NCIC, NSP or any other NCIC Subsidiary shall, nor shall they authorize, directly or indirectly, any officer, director, employee, agent, investment banker, financial advisor, attorney, or other agent, representative or Affiliate of NCIC, NSP or any other NCIC Subsidiary acting on their behalf to initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction. NCIC and NSP shall take, and NCIC shall cause the other NCIC Subsidiaries to take, all actions reasonably necessary to cause their respective officers, directors, employees, investment bankers, financial advisors, attorneys, and any other agents, representatives or Affiliates to, immediately cease any discussions, negotiations or communications with any party or parties with respect to any Competing Transaction. NCIC, NSP and the NCIC Subsidiaries shall be responsible for any failure on the part of their respective officers, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders and any other agents, representatives or Affiliates to comply with this Section 6.3(a).

         (b) NCIC and NSP shall notify the Purchaser Parties, promptly following receipt, of the material terms of any written proposal (including the identity of the parties) which any of NCIC, NSP or any of the other NCIC Subsidiaries or any such officer, director, employee, agent, investment banker, financial advisor, attorney, or other representative or Affiliate may receive after the date hereof relating to a Competing Transaction and shall keep the Purchaser Parties reasonably informed as to the status of and any material developments regarding any such proposal.

         (c) For purposes of this Agreement, a "Competing Transaction" means any of the following (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving NCIC or NSP; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any of the Continuing MHGC Shares (in each case, including by means of an issuance, sale or other disposition of voting securities) of NCIC and the NCIC Subsidiaries, taken as a whole, or of 15% or more of any class of voting securities of NCIC, NSP or any of the NCIC Subsidiaries, in a single transaction or series of related transactions, excluding any bona fide financing transactions that do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; or (iii) any tender offer or exchange offer for 15% or more of any class of voting securities of NCIC or NSP.

         (d) Superior Competing Transaction. For purposes of this Agreement, a "Superior Competing Transaction" means a bona fide written proposal for (i) any merger, consolidation, share exchange, business combination or similar transaction involving NCIC, (ii) any sale, lease, exchange, mortgage, pledge transfer or other disposition of all or a substantial portion of the Continuing MHGC Shares of NCIC and the NCIC Subsidiaries, or of 50% or more of the voting securities of NCIC or (iii) any tender offer or exchange offer for 50% or more of the voting securities of NCIC that the NCIC Board of Directors determines, in good faith and after consultation with its legal advisors, is reasonably capable of being financed and consummated and is on terms that, if consummated, are more favorable to the NCIC stockholders, from a fi-nancial point of view, than the Mergers (taking into account any changes to the Merger Consideration and Partnership Merger Consideration committed to in writing by the Purchaser Parties).

         Section 6.4 Board Actions.

         (a) Receipt of Proposal. Following the receipt by NCIC or any of its Subsidiaries of a proposal from a Person for a Competing Transaction as contemplated in Section 6.3(b), and provided that NCIC and NSP are not in breach of Section 6.3(a), the NCIC Board of Directors may, directly or through any of its Representatives, (i) contact such Person and its Representatives for the purpose of clarifying the proposal and any material terms thereof and the capability of consummation, so as to determine whether the proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction and (ii) if the NCIC Board of Directors determines in good faith following consultation with its legal advisors that such proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction, the NCIC Board of Directors may (directly or through its Representatives) (A) furnish non-public information with respect to NCIC and its Subsidiaries to the Person that made such proposal, (B) participate in discussions and negotiations with such Person regarding such proposal and (C) subject to Sections 6.3(b) and 6.4(b), following receipt of a proposal for a Competing Transaction that the NCIC Board of Directors determines in good faith is reasonably likely to lead to a Superior Competing Transaction, but prior to the Stockholder Approval, make a Change in Recommendation. Nothing in this Agreement shall prevent the NCIC Board of Directors from (1) complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction, (2) issuing a "stop, look and listen" announcement, (3) complying with its disclosure obligations under U.S. federal or state law regarding a Competing Transaction or (4) taking any action that any court of competent jurisdiction orders NCIC to take.

         (b) Change in Recommendation. The NCIC Board of Directors shall not effect any Change in Recommendation with respect to a Superior Competing Transaction unless the NCIC Board of Directors has given the Purchaser Parties at least forty-eight (48) hours' notice of its intent to take such action.

         Section 6.5 Public Announcements. Except as provided in Section 6.3(a), NCIC, NSP and the Purchaser Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement or filing without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement or filing as may be required by Law or the applicable rules of any stock exchange if it has used its commercially reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so prior to the time such press release or public statement or filing is required to be released, filed or furnished pursuant to such Law.

         Section 6.6 Indemnification; Directors' and Officers' Insurance.

         (a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative (each, an "Action"), including any Action in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a trustee, director, officer or employee of the NCIC or any of its Subsidiaries (each, an "Indemnified Party" and collectively, the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a trustee, director, officer, employee, or agent of NCIC or any of its Subsidiaries, or is or was serving at the request of NCIC or any of its Subsidiaries as a director, officer, employee, partner, member or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case at or prior to the Effective Time or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith, or any of the transactions contemplated hereby, from and after the Effective Time, the Surviving Company (together with the Company, the "Indemnitors"), shall jointly and severally indemnify and hold harmless, as and to the fullest extent that a Maryland corporation is permitted under applicable Law to indemnify its own officers and directors, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such Action (collectively, "Indemnifiable Amounts"), and in the event of any such Action (whether asserted before or after the Effective Time), the Indemnitors shall promptly (but in any event within ten (10) calendar days of written request) advance expenses pending the final disposition of any such Action to each Indemnified Party to the fullest extent permitted by applicable Law.

         (b) The Indemnitors shall have the right to defend each Indemnified Party in any Action that may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Indemnitors shall notify such Indemnified Party of any such decision to defend within twenty (20) calendar days of receipt of written notice of any such Action, and provided, further, that the Indemnitors shall not, without the prior written consent of such Indemnified Party, consent to the entry of any judgment against such Indemnified Party or enter into any settlement or compromise that (i) includes an admission of fault of such Indemnified Party or (ii) does not include, as an unconditional term thereof, the full release of such Indemnified Party from all liability in respect of such Action, which release shall be in form and substance reasonably satisfactory to such Indemnified Party.

         (c) Notwithstanding Section 6.6(b), if in an Action to which an Indemnified Party is a party by reason of the Indemnified Party's service as a trustee, director, officer, employee, or agent of NCIC or any of its Subsidiaries, (i) such Indemnified Party reasonably concludes, after consultation with counsel, that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Action, (ii) a conflict of interest or potential conflict of interest exists between such Indemnified Party and the Indemnitors, or (iii) the Indemnitors fail to assume the defense of such Action in a timely manner, such Indemnified Party shall be entitled to be represented by separate legal counsel of such Indemnified Party's choice at the expense of the Indemnitors; provided, however, that none of the Indemnitors shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, con-ditioned or delayed) and provided, further, that the Surviving Corporation shall not be responsible for more than one counsel for all Indemnified Parties, taken as a whole. Subject to the prior sentence, for the avoidance of doubt, each Indemnified Party represented by counsel in any Action on or prior to the Closing Date may, at such Indemnified Party's election, continue to be represented by such counsel at the expense of the Indemnitors.

         (d) The Purchaser Parties agree that all rights to indemnification and contribution existing in favor of, and all exculpations and limitations of the personal liability of, the Indemnified Parties provided for in the NCIC Charter or the NCIC Bylaws, as well as indemnification agreements, as in effect as of the date hereof, with respect to matters occurring at or prior to the Effective Time, including the Merger, shall continue in full force and effect in accordance with their terms. NCIC shall, prior to the Effective Time, obtain and fully pay for a policy (providing coverage for the Indemnified Parties) with a claims period of at least six (6) years from the Effective Time from an insurance carrier with the same or better credit rating as NCIC's current insurance carrier with respect to directors' and officers' liability insurance in an amount and scope no less favorable than NCIC's existing policies with respect to matters existing or occurring at or prior to the Effective Time. From and after the Effective Time, the Purchaser Parties and the Surviving Company shall maintain such policy in full force and effect for its full term and shall continue to honor NCIC's obligations thereunder. The Purchaser Parties will promptly notify the Indemnified Parties if for any reason such policy will lapse prior to the conclusion of its six-year term, upon the Purchaser Parties receiving notice thereof from the insurer or otherwise obtaining knowledge thereof.

         (e) This Section 6.6 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of NCIC and the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this
Section 6.6.

         (f) In the event that the Surviving Company (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, such continuing or surviving entity or transferee, as the case may be, shall assume the obligations set forth in this Section 6.6.

         Section 6.7 Fairness Opinion. NCIC shall use its commercially reasonable efforts to obtain as promptly as practicable a written opinion from a financial advisor approved by the NCIC Board of Directors regarding the fairness, from a financial point of view, of the Merger Consideration and the Partnership Merger Consideration to the holders of NCIC Common Shares and LP Units (in each case, other than ES, DH and their affiliates) (such opinion, the "Fairness Opinion").

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

         Section 7.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of NCIC, NSP and the Purchaser Parties to effect the Mergers and the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Stockholder Approval. The Stockholder Approval of the Merger and of the NCIC Charter Amendment shall have been obtained.

         (b) No Injunctions or Restraints. No applicable Law shall have been adopted, promulgated or enforced by any Governmental Entity, and no temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger, the Partnership Merger or any of the other transactions or agreements contemplated by this Agreement shall be in effect.

         (c) HSR Act Clearance. Any waiting periods applicable to the transaction shall have expired or been earlier terminated.

         (d) Transfer of Non-Continuing MHGC Shares. Either, (i) all of the Non-Continuing MHGC Shares shall have been sold in the Sale on or prior to August 10, 2007 (the "Sale Date"), or (ii) if the Sale has not been effected by the Sale Date, (x) the NCIC Board of Directors, shall, in its sole discretion, have elected to cause a distribution to the shareholders of NCIC of all of the Combined MHGC Shares and (y) NCIC, as the general partner and a limited partner of NSP, shall, in its sole discretion, have elected to cause a pro rata distribution in kind of all of the NSP-Owned MHGC Shares, such election in each case within 10 Business Days of the Sale Date (such actions described in clause
(ii), collectively, the "NCIC Distribution Election"). For the avoidance of doubt, in no event shall either the NCIC Board of Directors or NCIC have any obligation whatsoever to make an NCIC Distribution Election or to cause a pro rata distribution in kind of any of the NCIC-Owned MHGC Shares or NSP-Owned MHGC Shares, respectively.

         (e) NCIC Charter Amendment. The NCIC Charter Amendment shall have been filed and accepted in accordance with the MGCL.

         Section 7.2 Conditions to Obligations of Purchaser Parties. The obligations of the Purchaser Parties to effect the Mergers and the other transactions contemplated by this Agreement on the Closing Date are further subject to the following conditions, any one or more of which may be waived by any of the Purchaser Parties, subject to applicable Law:

         (a) Representations and Warranties of NCIC. The representations and warranties of NCIC and NSP set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date), except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, constitute an NCIC Material Adverse Effect.

         (b) Performance of Covenants and Agreements of NCIC. NCIC and NSP shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Effective Time.

         (c) Officer's Certificate. Purchaser shall have received a certificate signed on behalf of NCIC by an executive officer of NCIC to the effect specified in Sections 7.2(a) and 7.2(b)

         Section 7.3 Conditions to Obligations of NCIC and NSP. The obligations of NCIC and NSP to effect the Mergers and the other transactions contemplated by this Agreement on the Closing Date are further subject to the following conditions, any one or more of which may be waived by NCIC and NSP, subject to applicable Law:

         (a) Representations and Warranties of Purchaser Parties. The representations and warranties of the Purchaser Parties set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date), except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, constitute a Purchaser Material Adverse Effect.

         (b) Performance of Covenants and Agreements of Purchaser Parties. The Purchaser Parties shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Effective Time.

         (c) Officer's Certificate. NCIC shall have received a certificate signed on behalf of NCIC Merger Sub and Partnership Merger Sub by an executive officer of NCIC Merger Sub and Partnership Merger Sub to the effect specified in Sections 7.3(a) and 7.3(b).

         (d) Fairness Opinion. NCIC shall have received the Fairness Opinion.

                                 ARTICLE VIII.

                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after the Stockholder Approval:

         (a) by the mutual written consent of NCIC, NCIC Merger Sub and Partnership Merger Sub;

         (b) by NCIC or NCIC Merger Sub or Partnership Merger Sub, if the Merger shall not have occurred on or prior to the date that is 50 days from the date of this Agreement (the "Termination Date"); provided, however, that a party that has materially failed to comply with any obligation of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 8.1(b);

         (c) by NCIC or NCIC Merger Sub or Partnership Merger Sub, if any Order by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable; or

         (d) by NCIC or NCIC Merger Sub or Partnership Merger Sub if, upon a vote at the Stockholder Meeting (or any adjournment or postponement thereof), the Stockholder Approval shall not have been obtained.

         (e) by NCIC, if all the closing conditions set forth in Section 7.1 and
Section 7.3 have been satisfied (or are capable of being satisfied) and the Exchange Fund shall not have been fully funded, no later than three (3) Business Days prior to the Termination Date, in accordance with Section 2.5(a); or

         (f) by NCIC or any Purchaser Party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if (i) there shall have been a material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of the other party, (ii) such breach has rendered the satisfaction of any conditions contained in Article VII hereof impossible, (iii) such breach has not been waived in writing by the terminating party; (iv) such breach has not been cured (following written notice thereof by the terminating party) on or prior to the third (3rd) Business Day prior to the Termination Date and (v) such breach has had or would have, individually or in the aggregate, a material adverse effect on the ability of the breaching party to timely consummate the Mergers and the other transactions contemplated hereby; or

         (g) by NCIC, if the Sale shall not have been consummated by the Sale Date, except if the NCIC Board of Directors have elected to cause the NCIC Distribution Election within ten (10) Business Days of the Sale Date as contemplated in Section 7.1(d).

         A terminating party shall provide written notice of termination to the other parties specifying with particularity the basis for such termination. If more than one provision in this Section 8.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in this Section 8.1 for any such termination.

         Section 8.2 Break-Up Fee. NCIC, NSP and each Purchaser Party agree that:

         (a) NCIC, NSP and each Purchaser Party agree that:

              (i) if a Purchaser Party shall terminate this Agreement pursuant to (i) Section 8.1(d) (No Stockholder Approval), if prior to the Termination Date there shall have been a Superior Competing Proposal and a Change of Recommendation or (ii) 8.1(f) (Material Breach), then NCIC shall pay to the Purchaser Parties, collectively, an amount equal to the Break-Up Fee; and

              (ii) if NCIC shall terminate this Agreement pursuant to Section 8.1(e) (No Funding of Exchange Fund) or Section 8.1(f) (Material Breach), then the Purchaser Parties, collectively, shall pay to NCIC an amount equal to the Reverse Break-Up Fee.

         (b) For purposes of this Agreement, the "Break-Up Fee" shall be an amount equal to Five Million Dollars ($5,000,000). Payment of the Break-Up Fee shall be made, as directed by the Purchaser Parties, by wire transfer of immediately available funds.

         (c) For purposes of this Agreement, the "Reverse Break-Up Fee" shall be an amount equal to Five Million Dollars ($5,000,000). Payment of the Reverse Break-Up Fee shall be made, at the election of the Purchaser Parties, (i) by wire transfer of immediately available funds and/or (ii) by allowing NCIC to retain and apply a portion (not to exceed the amount of the Reverse Break-Up
Fee) of any proceeds otherwise distributable to ES or DH or their affiliates as a result of any sale by NCIC or NSP of the Continuing MHGC Shares or NSP-Owned MHGC Shares, as applicable or (if there is to be a distribution to stockholders of NCIC of MHGC Shares) a portion of any MHGC Shares otherwise to be distributed to ES or DH or their affiliates. NCIC shall have the absolute right to satisfy any obligations with respect to the Reverse Break-Up Fee which are not discharged by wire transfer of immediately available funds either by using the proceeds or by transfer of shares, duly endorsed or accompanied by an instrument of transfer, described in clause (ii) above.

         Section 8.3 Effect of Termination. In the event of termination of this Agreement by any party as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than as provided in this Article VIII, provided, however, that nothing contained herein shall relieve any person of liability for fraud or a willful breach or NCIC Merger Sub and Partnership Merger Sub's failure to pay the Merger Consideration or the Partnership Merger Consideration upon the satisfaction or waiver of the conditions to Closing set forth in
Article VII.

         Section 8.4 Authorization. Each of ES and DH hereby expressly authorizes NCIC to retain and apply from the portion (not to exceed the amount of the Reverse Break-Up Fee) of any proceeds otherwise distributable to ES or DH or their affiliates as a result of any sale by NCIC or NSP of the Continuing MHGC Shares or NSP-Owned MHGC Shares, or (if there is to be a distribution to stockholders of NCIC of MHGC Shares) the portion of any MHGC Shares otherwise to be distributed to ES, DH or their affiliates, the amount necessary to satisfy any obligations that exist with respect to the Reverse Break-Up Fee that have not been discharged by wire transfer of immediately available funds or by transfer of shares, duly endorsed or accompanied by an instrument of transfer, as described in Section 8.2(c) above. The obligations of ES and DH set forth in this Agreement are several and not joint. and shall be divided equally among them. ES as DH are each fully responsible for 50% of any obligations of the other Purchaser Parties.

         Section 8.5 Maximum Recovery.

         (a) Notwithstanding any other provision of this Agreement to the contrary, if any Purchaser Party fails to effect the Closing or otherwise are in breach of this Agreement, then the aggregate liability of the Purchaser Parties and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees shall be limited to the amount of the Reverse Break-Up Fee and none of the Purchaser Parties or any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby except as expressly provided herein.

         (b) Notwithstanding any other provision of this Agreement to the contrary, if NCIC and NSP fail to effect the Closing or otherwise are in breach of this Agreement, then the aggregate liability of NCIC, NSP and any of the respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees shall be limited to the amount of the Break-Up Fee and none of the NCIC, NSP or any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby except as expressly provided herein.

         Section 8.6 Amendment. Notwithstanding anything to the contrary herein, this Agreement may be amended, and compliance with any provision hereof may be waived (or the time for performance of any obligation extended), by mutual agreement of NCIC Merger Sub, Partnership Merger Sub and NCIC in writing at any time before or after the Stockholder Approval is obtained and prior to the filing of the Articles of Merger with the Maryland Department with respect to the Merger; provided, however, that, after the Stockholder Approval is obtained, no such amendment, modification or supplement shall be made that would under applicable Law require the approval of the holders of NCIC Common Shares without obtaining such approval. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

         Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, provided, however, that Section 6.6, Article VIII and Section 9.14 shall survive the Effective Time.

         Section 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and also made orally if so required pursuant to any Section of the Agreement) and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                           if to Purchaser Parties, to:

                           c/o Edward Scheetz
                           475 Tenth Avenue
                           11th Floor
                           New York, New York 10018
                           Fax:  (212) 472-6181
                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Fax: (212) 403-2000
                           Attention:  Adam O. Emmerich
                                       James Cole, Jr.

                           if to NCIC or NSP, to:

                           Northstar Capital Investment Corp.
                           399 Park Avenue, 18th Floor
                           New York, New York 10022
                           Fax:  (212) 319-4557
                           Attention:  Richard J. McCready


                           with a copy to:

                           Sullivan & Cromwell LLP
                           125 Broad Street
                           New York, New York  10004
                           Fax:  (212) 558-3588
                           Attention:  Robert W. Downes

                           and

                           NCIC Special Committee
                           c/o Grove International Partners LLP
                           126 East 56th Street
                           Suite 1120
                           New York, New York  10022
                           Fax:  (917) 591-7152
                           Attention:  Dang T. Phan

                           and

                           Richards Kibbe & Orbe LLP
                           One World Financial Center
                           New York, New York  10281
                           Fax:  (212) 530-1800
                           Attention:  William Q. Orbe

                           and

                           Venable LLP
                           Two Hopkins Plaza, Suite 1800
                           Baltimore, Maryland 21201
                           Fax:  (410) 244-7742
                           Attention:  Michael D. Schiffer

                           and

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Fax:  (212) 403-2000
                           Attention:  Adam O. Emmerich
                                       James Cole, Jr.

         Section 9.3 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereby" refer to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

         Section 9.4 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

         Section 9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile transmission of any signature and/or retransmission of any signature will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

         Section 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Voting Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 9.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, provided that each of NCIC Merger Sub and Partnership Merger Sub shall be permitted to transfer or assign to one of its Affiliates the right to enter into the transactions contemplated by this Agreement, but no such transfer or assignment shall relieve such Person of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 9.10 Exhibits; Disclosure Letter. The Exhibits referred to herein and the NCIC Disclosure Letter, and all exhibits or attachments hereto or thereto, are intended to be and hereby are specifically made a part of this Agreement. Any matter set forth in any section or subsection of the NCIC Disclosure Letter shall be deemed to be a disclosure for all purposes of this Agreement and all other sections or subsections of the NCIC Disclosure Letter, but shall expressly not be deemed to constitute an admission by the NCIC or any of the NCIC Subsidiaries, or otherwise imply, that any such matter rises to the level of an NCIC Material Adverse Effect, or is otherwise material for purposes of this Agreement or the NCIC Disclosure Letter.

         Section 9.11 Mutual Drafting. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

         Section 9.12 Jurisdiction; Venue. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF MARYLAND SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED SOLELY IN SUCH A MARYLAND STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES

AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAWS, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

         Section 9.13 Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

         Section 9.14 Expenses.

         (a) Purchaser Parties. Notwithstanding any other provision of this Agreement to contrary, in the event that the Mergers are not consummated, each of the Purchaser Parties agrees that it will be responsible for payment of any legal expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, and that it shall have no right to seek reimbursement of such expenses from any other party. In the event that the Mergers are consummated, all fees and expenses incurred by the Purchaser Parties in connection with this Agreement and the transactions contemplated hereby, shall be included in the Per Share Transaction Expenses.

         (b) NCIC, NSP and NCIC Special Committee. Notwithstanding any other provision of this Agreement to contrary, the expenses incurred by NCIC, NSP and the NCIC Special Committee, including, without limitation, the fees and expenses of Venable LLP, Sullivan & Cromwell LLP and Richards Kibbe & Orbe LLP, the fees for the Fairness Opinion, and the fees for the policy contemplated by Section 6.6(d), in connection with this Agreement and the transactions contemplated hereby shall be paid by NCIC.

                                   ARTICLE X.

                               CERTAIN DEFINITIONS

         Section 10.1 Certain Definitions.

         (a) For purposes of this Agreement:

         "Affiliate" of any Person has the meaning assigned thereto by Rule 12b-2 under the Exchange Act.

         "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

         "Combined MHGC Shares" means 9,908,114 MHGC Shares (which is determined by adding (i) the 9,122,521 NCIC-Owned MHGC Shares plus (ii) 75.38% of the 1,042,177 NSP-Owned MHGC Shares).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Delaware Secretary of State" means the Secretary of State of the State of Delaware.

         "Law" means any federal, state or local or foreign statute, law, regulation, permit, license, approval, authorization, rule, ordinance or code of any Governmental Entity, including any judicial or administrative interpretation thereof.

         "Liens" means any and all pledges, claims, liens, charges, proxies, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal, encumbrances and security interests of any kind or nature whatsoever.

         "LLC Act" means the Delaware Limited Liability Company Act.

         "Lock Up Letters" means the Lock Up Letters dated on or about the date hereof to Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated in connection with the MHGC public offering of common stock, $.01 par value per share.

         "MHGC" means Morgans Hotel Group Co., a Delaware corporation.

         "MHGC Share" means a share of common stock, par value $0.01 per share, of MHGC.

         "NAV Calculations" means the net asset value calculations and related information, dated as of July 10, 2007, prepared by management and distributed to the NCIC Board of Directors.

         "NCIC Bylaws" means the bylaws of NCIC in effect as of the date hereof.

         "NCIC Charter" means the charter of NCIC in effect as of the date hereof.

          "NCIC Material Adverse Effect" means any change or effect that has a material adverse effect on the ability of NCIC or NSP to timely consummate the Mergers and the other transactions contemplated hereby.

         "NCIC Special Committee" means the special committee of the NCIC Board of Directors that was formed pursuant to resolutions dated April 16, 2007 and confirmed and ratified pursuant to resolutions dated April 26, 2007.

         "NCIC Subsidiary" means each Subsidiary of NCIC; provided, however, the entities disclosed in Section 10.1 of the NCIC Disclosure Letter shall not be Subsidiaries of NCIC for purposes of this Agreement.

         "NSP Partnership Agreement" means the limited partnership agreement of NSP.

         "Order" means any award, judgment, injunction, consent, ruling, decree or order (whether temporary, preliminary or permanent) issued, adopted, granted, awarded or entered into by any Governmental Entity or private arbitrator of competent jurisdiction.

         "Outstanding NCIC Common Shares" means all outstanding NCIC Common Shares, less all such NCIC Common Shares owned by any wholly owned subsidiary of NCIC. As of the date hereof, there are 20,946,891 Outstanding NCIC Common Shares.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         "Purchaser Material Adverse Effect" means any change or effect that has a material adverse effect on the ability of any Purchaser Party to timely consummate the Mergers and the other transactions contemplated hereby.

         "Representatives" means, with respect to any Person, such Person's officers, trustees, directors, employees, agents, representatives, investment bankers, financial advisors, attorneys, brokers, finders, Affiliates and other representatives.

         "Solvent" means, with respect to any Person, as of the date of determination: (i) the fair value of the assets of such Person (individually) and such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person (individually) and such Person and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of such Person (individually) and such Person and its Subsidiaries on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of such Person (individually) and such Person and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person (individually) and such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person (individually) and such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

         "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which (i) such Person, or its Subsidiary, is the general partner or manager or (ii) such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

         "Tax" or "Taxes" means any U.S. federal, state, local and foreign taxes and similar governmental charges (together with any interest, penalties, or additions thereto), including income, gross receipts, license, withholding, property, recording, stamp, sales, use, franchise, employment, payroll, excise, environmental, value added, or gains taxes.

         "Underwriting Agreement" means the Underwriting Agreement dated on or about the date hereof among MHGC, Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         (b) Each of the following additional terms is defined in the Section set forth opposite such term:

TERM                                                           SECTION
----                                                           -------
Action.........................................................6.6(a)
Agreement......................................................Preamble
Articles of Merger.............................................1.3(b)
Capitalization Date............................................3.2(a)
Change in Recommendation.......................................6.1(e)
Closing........................................................1.2.
Closing Date...................................................1.2.
Competing Transaction..........................................6.3(c)
Continuing MHGC Shares.........................................Recitals
DH.............................................................Preamble
Dissenting NCIC Shares.........................................2.7.
Dissenting Stockholder.........................................2.7.
DRULPA.........................................................Recitals
Effective Time.................................................1.3(b)
ES.............................................................Preamble
Exchange Act...................................................3.4.
Exchange Agent.................................................2.5(a)
Exchange Fund..................................................2.5(a)
Excluded NCIC Shares...........................................2.1(a)
Excluded Unit..................................................2.2(b)
Fairness Opinion...............................................6.7
Governmental Entity............................................2.5(e)
GP Units.......................................................3.2(b)
HSR Act........................................................3.4.
Indemnifiable Amounts..........................................6.6(a)
Indemnified Parties............................................6.6(a)
Indemnified Party..............................................6.6(a)
Indemnitors....................................................6.6(a)
Letter of Transmittal..........................................2.5(b)(ii)
LP Unit........................................................Recitals
Maryland Department............................................1.3(b)
Merger.........................................................1.1(b)
Merger Consideration...........................................2.1(b)
Merger Sub Bylaws..............................................2.3(a)
Merger Sub Charter.............................................2.3(a)

Mergers........................................................1.1(b)
MHGC...........................................................Recitals
MHGC Common Stock..............................................Recitals
MGCL...........................................................Recitals
NCIC...........................................................Preamble
NCIC and NSP Contribution......................................2.5(a)
NCIC Board of Directors........................................Recitals
NCIC Charter Amendment.........................................5.1(b)(iii)
NCIC Common Share Certificates.................................2.5(b)(ii)
NCIC Common Shares.............................................Recitals
NCIC Disclosure Letter.........................................Art. III
NCIC Distribution Election.....................................7.1(d)
NCIC Merger Sub................................................Preamble
NCIC-Owned MHGC Common Stock...................................Recitals
NCIC-Owned MHGC Shares.........................................Recitals
NCIC Recommendation............................................6.1(d)
Non-Continuing MHGC Shares.....................................Recitals
NSP............................................................Preamble
Partnership Certificate of Merger..............................1.3(a)
Partnership Merger.............................................1.1(a)
Partnership Merger Consideration...............................2.2(a)
Partnership Merger Effective Time..............................1.3(a)
Partnership Merger Sub.........................................Preamble
Per Share Transaction Expenses.................................2.1(b)
Plan of Liquidation............................................5.1(b)(vi)
Proxy Statement................................................6.1(a)
Purchaser Parties..............................................Preamble
Purchaser Parties  Disclosure Letter...........................Art. IV
Sale...........................................................Recitals
Sale Date......................................................7.1(d)
SEC............................................................3.4.
Stockholder....................................................Preamble
Stockholder Approval...........................................3.3(a)
Stockholder Meeting............................................3.3(a)
Stockholders...................................................Preamble
Superior Competing Transaction.................................6.3(d)
Surviving Company..............................................1.1(b)
Surviving Company Common Share.................................2.1(a)
Surviving Partnership..........................................1.1(a)
Surviving Partnership Unit.....................................2.2(b)
Takeover Statute...............................................3.6.
Termination Date...............................................8.1(b)
Uncertificated NCIC Common Shares                              2.5(b)
Unitholder Letter of Transmittal...............................2.5(c)(i)


                                      *****

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.





                                           /s/ W. EDWARD SCHEETZ
                                           ----------------------------------
                                           W. EDWARD SCHEETZ





                                           /s/ DAVID T. HAMAMOTO
                                           ----------------------------------
                                           DAVID T. HAMAMOTO




                    [Signature Page to the Merger Agreement]

                                           NORTHSTAR CAPITAL INVESTMENT
                                           CORP.



                                           By: /s/ RICHARD J. McCREADY
                                               ------------------------------
                                               Name:  Richard J. McCready
                                               Title: President


                                           NORTHSTAR PARTNERSHIP, L.P.

                                           By: NORTHSTAR CAPITAL INVESTMENT
                                               CORP., its general partner

                                           By: /s/ RICHARD J. McCREADY
                                               ------------------------------
                                               Name:  Richard J. McCready
                                               Title: President






                    [Signature Page to the Merger Agreement]